Exhibit 107

Calculation of Filing Fee Tables

SF-3

(Form Type)

GMF Leasing LLC

(Exact Name of Registrant as Specified in its Charter)

GM Financial Automobile Leasing Trust 20__-_

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Offering Aggregate Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________

	Asset-Backed Securities	Class A-2[-A] Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________

	[Asset-Backed Securities	Class A-2[-B] Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________]

	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________

	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________

	[Asset-Backed Securities	Class B Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________]

	[Asset-Backed Securities	Class C Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________]

	[Asset-Backed Securities	Class D Asset-Backed Notes, Series GMALT 20__-_	457(s)	$___________	100%	$___________	[____]	$___________]

	Exchange Note(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amount					$____________		$___________

	Total Fees Previously Paid

	Total Fee Offsets							$[____]

	Net Fees Due							$___________

(1) Estimated solely for the purposes of calculation registration fee.

(2) Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

(3) The exchange note issued by ACAR Leasing Ltd. will be backed by the pool of leases and leased vehicles owned by ACAR Leasing Ltd. The exchange note will be sold by AmeriCredit Financial Services, Inc. d/b/a GM Financial to GMF Leasing LLC and sold by GMF Leasing LLC to GM Financial Automobile Leasing Trust 20  - . The exchange note is not being offered to investors under this prospectus or the registration statement.

[Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	[GMF Leasing LLC]	[424H]	[____]	_________, 20__		$_______	Asset-Backed Securities	Asset-Backed Notes, Series GMALT 20__-_	Class [__] Asset-Backed Notes, Series GMALT 20__-_	$_____________

Fee Offset Sources	[GMF Leasing LLC]	[424H]	[____]		_______, 20__						$_________

(4) The Registrant has completed the offering related to the unsold securities for which a filing fee of $[____] was previously paid on [____], 20[__].]